UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

CREDEX CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-54142	16-1731286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 Australian Ave. South, Suite 630

West Palm Beach, FL 33401

(Address of principal executive offices) (Zip code)

(561) 651-4160

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2021, the Board of Directors (the “Board”) of Credex Corporation (the “Company”) increased the size of the Board from five to seven directors and appointed Mark Nichols and Todd Nichols as members of the Board.

Mr. Mark Nichols, age 67, has served as General Manager and Chief Executive Officer of Air Trust HVAC, a heating, ventilation, and air conditioning contractor, since 2012.

Mr. Todd Nichols, age 49, served as Vice President of Wesley Financial Group, LLC, a leader in the timeshare cancellation industry, from October 2018 to July 2021. He is currently retired and manages his investments. Prior to October 2018, Mr. Todd Nichols served as Senior Director of Wyndham Destinations.

There is no familial relationship between Mr. Mark Nichols and Mr. Todd Nichols.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2021	CREDEX CORPORATION

	By:	/s/ Robin McVey
Robin McVey
Chief Executive Officer